Exhibit 10.16.1
FIRST AMENDMENT TO
COMMERCIAL LEASE AGREEMENT
     This First Amendment to Commercial Lease Agreement (this “First Amendment”), dated April 1, 2008 (“Effective Date”), is entered into by and between CCI-B LANGFIELD I, LLC, a Delaware limited liability company (“Lessor”), and L. B. FOSTER COMPANY, a Pennsylvania corporation (“Lessee”).
W I T N E S S E T H:
     WHEREAS, Lessor and Lessee entered into that certain Commercial Lease Agreement (Unimproved Property) dated March 3, 2008 (the “Lease”), wherein Lessor leased to Lessee approximately 20 acres of land, together with all improvements thereon (the “Existing Premises”) located in Harris County, Texas, all as more fully described in the Lease; and
     WHEREAS, Lessor and Lessee desire to amend the Lease in accordance with the terms and conditions set forth below;
     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows (capitalized terms used herein having the meanings ascribed to them in the Lease unless specifically defined herein):
1.	TEMPORARY PREMISES. Effective as of the Effective Date, the Premises shall be expanded to include the East Parcel, plus an additional approximately 3.7 acres out of the Property (the “Additional Parcel”), as such Additional Parcel is more particularly described in Section 2 below (the East Parcel and the Additional Parcel, as adjusted, if adjusted, pursuant to Section 2 and/or Section 3 below, together with a reasonable right of ingress and egress between and among the East Parcel, the Additional Parcel and the remainder of the Premises, being herein referred to as the “Temporary Premises”). The East Parcel and the initial configuration of the Additional Parcel contain an aggregate of approximately 9 acres of surface area. From and after the Effective Date and through the end of the Temporary Premises Term (defined below), for all purposes under the Lease, including without limitation the calculation of Base Rent, the Premises shall be comprised of the Existing Premises and the Temporary Premises. Notwithstanding anything to the contrary contained herein or in the Lease, no termination or partial termination with respect to the Temporary Premises shall result in, or be factored into the calculation of, any Partial Release Adjustment.
2.	ADDITIONAL PARCEL. The initial location of the Additional Parcel shall be the portion of the Property upon which a certain portion of the nominal 24” diameter coated steel pipe is currently stored, plus such additional working area surrounding such pipe as is necessary in Lessee’s determination, up to a maximum total area of approximately 3.7 acres, as such initial Additional Parcel is depicted for identification purposes only on Exhibit A attached hereto. In the event that Lessor requires the use of the land constituting the Additional Parcel, Lessor shall have the right to relocate the Additional Parcel to a mutually agreeable alternate location, due consideration being given to

Lessee’s operations on the remainder of the Premises, by providing written notice of such intent to Lessee (the “Relocation Notice”). Promptly upon delivery of the Relocation Notice, Lessor and Lessee shall cooperate in good faith to determine a mutually acceptable new location for the Additional Parcel, and the parties shall acknowledge such agreement in an amendment to the Lease. Lessee shall have a period of 30 days after such amendment is signed by both parties in which to move Lessee’s property from the existing Additional Parcel to the new Additional Parcel. Lessee shall have the right, from time to time, to request that the Additional Parcel (including any new Additional Parcel) be expanded, in which events Lessor and Lessee shall cooperate in good faith to determine a mutually acceptable location or locations for expansion of the Additional Parcel. Upon the mutual agreement of the parties as to such location(s), the parties shall acknowledge such agreement by signing and delivering each to the other a notice of expansion in substantially the form of Exhibit B hererto.
3.	TEMPORARY PREMISES TERM. The Term of the Lease with respect to the Temporary Premises (the “Temporary Premises Term”) shall commence on the Effective Date, and shall continue for a period of three (3) consecutive months, and thereafter shall renew on a month-to-month basis unless terminated, or partially terminated, by Lessee on not less than thirty (30) days’ written notice, such notice to be substantially in the form of Exhibit B hereto, and by substantially vacating the portion of the Temporary Premises so terminated on or before the designated termination date.
4.	RATIFICATION. The Lease, as amended by this First Amendment, is hereby ratified and affirmed and, except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect. The terms of this First Amendment shall control over any conflicts between the terms of the Lease and the terms of this First Amendment.
5.	CAPTIONS. The captions throughout this First Amendment are inserted as a matter of convenience only and in no way confine, limit, or describe the scope or intent of any paragraph of this First Amendment to Lease.
6.	COUNTERPARTS. This First Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one document. The parties hereto agree that execution of this First Amendment with delivery accomplished by facsimile copy transmission shall constitute and have the same effect as the delivery of an executed original.
[Signature Page to Follow]

2

     IN WITNESS WHEREOF, this First Amendment is executed to be effective as of the Effective Date.

“Lessor” CCI-B LANGFIELD I, LLC, a Delaware limited liability company
By:	/s/ Tyndale Yaap
Name:	Tyndale Yaap
Title:	Managing Director - Industrial

“Lessee” L. B. FOSTER COMPANY, a Pennsylvania corporation
By:	/s/ Stan L. Hasselbusch
Name:	Stan L. Hasselbusch
Title:	President and Chief Executive Officer

EXHIBIT A
Additional Parcel

NORTH
ADDITIONAL PARCEL
640 FT X 250 FT
MARKED: LB FOSTER
COMPANY
03-28-2008
EXHIBIT A
DETAIL
FM48201C0655L.tif

EXHIBIT B
Form of Notice of Expansion, Termination or Partial Termination of Temporary Premises
[Date]
CCI-B Langfield I, LLC
c/o Capital Commercial Investments, Inc
300 West 6th Street, Suite 1750
Austin, Texas 78701
Attention: Paul D. Agarwal

Re:	Commercial Lease Agreement (Unimproved Property), dated March 3, 2008, by and between CCI-B
Langfield I, LLC, as Lessor, and L. B. Foster Company, as Lessee (as amended, the “Lease”), for certain property located in Harris County, Texas as more particularly described therein;
NOTICE OF [EXPANSION] [PARTIAL] [TERMINATION]
Ladies and Gentlemen:
     The undersigned, as Lessee, hereby notifies you that it has elected to exercise its right, pursuant to the First Amendment to Commercial Lease Agreement dated as of ___, 2008 (the “First Amendment”), to [terminate] [partially terminate] [expand] the Temporary Premises as set forth in this letter. By countersigning this letter in the space provided below, you are acknowledging your agreement to the terms set forth herein, which shall be and constitute an amendment to the Lease. All capitalized terms used but not defined herein shall have the meaning given to such terms in the Lease.
     Alternative 1: [The Lease with respect only to the Temporary Premises is hereby terminated, such termination to be effective as of ___.]
     Alternative 2: [The Lease with respect to that portion of the Temporary Premises containing approximately ___acres and described on Schedule 1 hereto (the “Partial Termination Parcel”) is hereby terminated, such termination to be effective as of ___.]
     Alternative 3: [The Additional Parcel, as such term is defined in the First Amendment, is hereby expanded to include the approximately ___acres of land described on Schedule 1 hereto (the “Expansion Parcel”), together with any and all improvements located thereon and reasonable ingress and egress between such Expansion Parcel and the remainder of the Premises, such expansion to be effective as of ___.]
     From and after the date immediately set forth above and continuing until the expiration of the Temporary Premises Term, the surface area of the Premises shall be comprised of a total of ___ acres of land.

     The Lease, as amended by this letter, is hereby ratified and affirmed and, except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect. The terms of this letter shall control over any conflicts between the terms of the Lease and the terms of this letter.
     This letter may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one document. The parties hereto agree that execution of this letter with delivery accomplished by facsimile copy transmission shall constitute and have the same effect as the delivery of an executed original.

Sincerely, L. B. Foster Company
By:
Name:
Title:

Acknowledged and agreed as of this ___day of ___, 20___.
CCI-B Langfield I, LLC

By:

Name:

Title:

Schedule 1
Description of the [Partial Termination] [Expansion] Parcel
[To Be Attached]